FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      201 ROBERT S. KERR AVENUE, SUITE 1000
                            OKLAHOMA CITY, OK 73102
G.  M.  FULLER  (1920-1999)                              TELEPHONE  405-235-2575
JERRY  TUBB                                              FACSIMILE  405-232-8384
DAVID  POMEROY
TERRY  STOKES
  --------

OF  COUNSEL:
MICHAEL  A.  BICKFORD
THOMAS  J.  KENAN
ROLAND  TAGUE
DAN  M.  PETERS



                OPINION AND CONSENT OF ATTORNEY THOMAS J. KENAN

February  4,  2004

The  KingThomason  Group,  Inc.
2600  Crow  Canyon  Road,  #201
San  Ramon,  CA  94583

Gentlemen:

You have requested my opinion with respect to certain matters in connection with the filing by The KingThomason Group, Inc., a Nevada corporation(the "Company"), of a Registration Statement on Form S-8 (the "Registration
Statement") with the Securities and Exchange Commission, covering the registration of up to 2,000,000 shares of the Company's common stock, $0.001 par value (the "Common Stock") issuable pursuant to the Company's 2001 Stock Option Plan. This opinion is being furnished in accordance with the requirements of
Item  601(b)(5)(i)  of  Regulation  S-B.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Articles of Incorporation, as amended and the Company's Bylaws, as amended, the Company's 2001 Stock Option Plan, the corporate proceedings taken by the Company in connection with the Plan, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the shares of common stock of the Company, when issued and sold in accordance with the terms of the Company's 2001StockOption Plan, will be validly issued, fully paid and non-assessable. We consent to the filing of this opinion as Exhibit 5 to the Registration Statement. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company.

Very  truly  yours,

/s/  Thomas  J.  Kenan
Thomas  J.  Kenan


                                                                       Exhibit 5
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